UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 18, 2013

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Beginning on November 18, 2013, Cell Therapeutics, Inc. (the “Company”) plans to discuss with investors and analysts its Development, Commercialization and License Agreement (the “Agreement”) with Baxter International Inc., Baxter Healthcare Corporation and Baxter Healthcare SA (collectively “Baxter”) for the development and commercialization of pacritinib for use in oncology and potentially additional therapeutic areas. During those discussions, the Company may provide its beliefs regarding the expected timing of its development cost payment obligations and its receipt of cash milestone payments under the Agreement. Based upon the current development plan, which could change due to a variety of factors, the Company expects that it could pay up to $96 million in development costs (as determined in the Agreement) for the PERSIST-1 and PERSIST-2 myelofibrosis (MF) and acute myeloid leukemia (AML) programs through mid-2017. Of the $96 million, approximately $70 million will be development costs for the MF and AML programs through 2015, and to offset some of these expenses during this period, the Company expects to receive $67 million in cash milestone progress payments from Baxter through 2015, with additional success based milestone payments possible thereafter. The Company believes the upfront proceeds from this collaboration, as well as expected progress milestones in 2014 and 2015, will potentially be sufficient to reach regulatory filings for MF in both the U.S. and E.U. without requiring additional equity financing for the Company.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document. The information provided pursuant to this Item 7.01 shall instead be deemed “furnished.”

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, including statements about the timing and amount of future milestones and development costs and the projected sufficiency of funds, that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, and include risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of the Company’s securities. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: satisfaction of regulatory and other requirements; actions of regulatory bodies and other governmental authorities; changes in laws and regulations; product quality or patient safety issues; product development risks; the impact of competitive products and pricing and reimbursement; and other risks identified in the Company’s most recent filings on Form 10-K, Form 10-Q and other Securities and Exchange Commission filings. The Company can give no assurances that any results or events projected or contemplated by its forward-looking statements will in fact occur and the Company cautions you not to place undue reliance on these statements. The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: November 18, 2013	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and
Administration